UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607
(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2019, 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), together with three of its wholly-owned subsidiaries, Maison Insurance Company (“Maison”), Maison Managers Inc. (“MMI”) and ClaimCor, LLC (“ClaimCor” and, together with Maison and MMI, the “Companies”), entered into an Equity Purchase Agreement (the “Agreement”) with FedNat Holding Company, a Florida corporation (“Purchaser”), providing for the sale of all of the issued and outstanding equity of Maison, MMI and ClaimCor to Purchaser, on the terms and subject to the conditions set forth in the Agreement (the “Transaction”). As consideration for the sale of Maison, MMI and ClaimCor, Purchaser has agreed to pay the Company $51.0 million, consisting of $25.5 million in cash (the “Cash Consideration”) and $25.5 million in Purchaser’s common stock (the “Equity Consideration”) to be issued to the Company. In addition, upon closing of the Transaction (the “Closing”), $18.0 million of outstanding surplus note obligations payable by Maison to the Company, plus all accrued but unpaid interest, will be repaid to the Company.

The Equity Consideration is expected to be issued pursuant to the terms and conditions of a Standstill Agreement to be entered into among the Company and Purchaser at the Closing. The Company and Purchaser also plan to enter into a Registration Rights Agreement at the Closing providing for the registration under the Securities Act of 1933, as amended, of the resale of the Equity Consideration.

All of the employees of Maison are expected to become employees of Purchaser as of the Closing, either directly or by remaining employees of Maison, other than John S. Hill, the Company’s Chief Financial Officer, and Brian D. Bottjer, the Company’s Controller, who will be retained as employees of the Company after the Closing. Douglas N. Raucy, the Company’s current President and Chief Executive Officer, and Dean E. Stroud, the Company’s current Vice President and Chief Underwriting Officer, have entered into employment agreements with Purchaser, with the effectiveness of such agreements subject to the occurrence of the Closing and continuous employment with the Company through the Closing.

The Company, and not its stockholders, will receive the Cash Consideration and the Equity Consideration from the Transaction. The Company does not intend to liquidate following the Closing. The Company’s board of directors will evaluate alternatives for the use of the Cash Consideration, which are expected to include using a portion of the Cash Consideration to conduct the business of its reinsurance subsidiary PIH Re, Ltd. and launching a new growth strategy focused on reinsurance, investment management and new investment opportunities.

Purchaser’s obligation to close the Transaction is subject to the Companies having a consolidated net book value of at least $42 million at the Closing, Maison having at the Closing statutory surplus of at least $47 million (without considering the effect of the repayment of the surplus notes) and total capital and surplus assets equal to or greater than 300% of its total risk-based capital, and there being no change to Maison’s “A” rating with Demotech, Inc. as of the Closing, other than changes resulting from the execution of the Agreement or the circumstances of Purchaser.

In connection with the Agreement, the Company and Purchaser plan to enter into a Reinsurance Capacity Right of First Refusal Agreement (the “Reinsurance Agreement”) at the Closing pursuant to which the Company will have a right of first refusal to sell reinsurance coverage to the insurance company subsidiaries of Purchaser, providing reinsurance on up to 7.5% of any layer in Purchaser’s catastrophe reinsurance program, subject to the annual reinsurance limit of $15 million, on the terms and subject to the conditions set forth in the Reinsurance Agreement. All reinsurance sold by the Company pursuant to the right of first refusal will be memorialized in an agreement in such form and subject to such terms and conditions as are customary in the property and casualty insurance industry. The Reinsurance Agreement will be assignable by the Company subject to conditions set forth in the Agreement. The term of the Reinsurance Agreement will be five years.

In addition, at the Closing, the Company and Purchaser plan to enter into a five-year agreement, pursuant to which the Company will provide investment advisory services to Purchaser for $100,000 per year.

The Agreement contains customary representations, warranties and covenants of the parties, including covenants concerning the conduct of business by Maison, MMI and ClaimCor prior to Closing. The Company is permitted to solicit superior offers to acquire its insurance businesses, pursuant to the terms of the Agreement, during a 30-day go-shop period beginning on the date of the Agreement. After the expiration of the go-shop period, the Company and its representatives will be prohibited from initiating, soliciting, knowingly facilitating, encouraging or engaging in discussions or negotiations relating to any competing acquisition proposal, subject to certain limited exceptions. In addition, the Company and Purchaser have agreed to use their commercially reasonable best efforts to consummate the Transaction and other transactions contemplated by the Agreement. Subject to certain limitations, the Company and Purchaser have also agreed to indemnify the other party against certain losses, including losses arising out of breaches of representations, warranties and covenants set forth in the Agreement.

The Company’s board of directors has approved the Agreement, the Transaction and the other transactions contemplated by the Agreement. The Transaction is subject to the approval by the Company’s stockholders.

In connection with the Agreement, Fundamental Global Investors, LLC and Ballantyne Strong, Inc. entered into Voting Agreements with Purchaser pursuant to which they have agreed, among other things, to vote all shares of Company common stock held of record and beneficially by them as of the date of the Voting Agreements (i) in favor of the approval and adoption of the Agreement and the Transaction, (ii) against the approval of any alternative acquisition proposal that would constitute a breach of the Company’s obligations under the non-solicitation covenants in the Agreement, and (iii) against any other action or agreement that results, or could reasonably be expected to result in, a material breach of any covenant, agreement, representation or warranty or other obligation of the Company set forth in the Agreement or any other agreement entered into by the Company, Maison, MMI, ClaimCor or any of their respective affiliates in connection with the transactions contemplated by the Purchase Agreement, or prevent, materially impair or materially delay the consummation of the Transaction. The Voting Agreements will automatically terminate upon the earlier to occur of the Closing and the termination of the Agreement in accordance with its terms.

In addition to the receipt of the approval of the Company’s stockholders, each party’s obligation to consummate the Transaction is conditioned upon certain other customary closing conditions, including, among other things, the receipt of certain regulatory approvals, the accuracy of the other party’s representations and warranties as of the Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Agreement, the delivery of certain documentation by the other party, and the absence of any injunction or other legal prohibitions prohibiting consummation of the Transaction.

The Company and Purchaser have agreed to use their commercially reasonable best efforts to cause the Closing to occur on or before June 30, 2019 (the “Target Closing Date”). If the Closing has not occurred on or before the Target Closing Date and the Agreement has not been terminated pursuant to its terms, then the Company and Purchaser have agreed to use their commercially reasonable best efforts to cause the Closing to occur on or before December 31, 2019 (the “Outside Closing Date”) but not before November 30, 2019.

If the Closing occurs after the Target Closing Date, the Purchase Price will be increased by the lesser of (i) the amount by which the net book value of the Companies exceeds $42 million and (ii) the amount by which Maison’s statutory surplus exceeds $47 million (without considering the effect of the repayment of the surplus notes); but only if the Company is not able, due to regulatory restrictions, to cause the Companies to distribute such amount to the Company on the Closing Date.

The Agreement may be terminated at any time prior to the Closing by the mutual written consent of the parties or by either the Company or Purchaser in the event that (i) the Closing has not occurred by the Outside Closing Date, provided that the terminating party’s failure to comply with the Agreement was not the cause of the failure of the Closing to occur on or before the Outside Date, (ii) a court or governmental entity has issued a final, non-appealable injunction or other legal prohibition preventing consummation of the Transaction, or (iii) a governmental entity has denied regulatory approval of the Transaction or the other transactions contemplated by the Agreement by final, non-appealable action.

In addition, Purchaser may terminate the Agreement if (i) at any time prior to the time the Company obtains stockholder approval of the Transaction, the Company’s board of directors changes or revokes its recommendation to stockholders to approve the Transaction, or the Company, Maison, MMI or ClaimCor materially breach the non-solicitation covenants in the Agreement, or (ii) a governmental entity has denied regulatory approval of the repayment of the surplus notes by Purchaser by final, non-appealable action. The Company may terminate the Agreement if, subject to the Company’s compliance with certain covenants, the Company’s board of directors authorizes the Company to enter into a definitive written agreement with respect to an acquisition proposal that it deems superior to the Transaction. If the Agreement is terminated by either Purchaser or the Company under circumstances related to a superior acquisition proposal, the Company has agreed to pay Purchaser a termination fee in the amount of $2.16 million.

Finally, each of Purchaser and the Company may terminate the Agreement if the other party (or, in the case of Purchaser, the Company, Maison, MMI or ClaimCor) breaches or fails to perform any of its representations, warranties, covenants or agreements in the Agreement such that certain conditions to close the Transaction will not be capable of being satisfied and the breach or failure cannot be or has not been cured or has not been waived by the earlier of (i) the second business day prior to the Outside Closing Date, and (ii) thirty days after a party has given written notice to the breaching party of such breach or failure.

The foregoing description of the Agreement, the Transaction and other transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The Agreement has been included as an exhibit to this Current Report solely to provide investors with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of the dates specified therein and solely for the benefit of the parties to the Agreement. In addition, the representations, warranties and covenants contained in the Agreement may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including, in the case of the Company, being qualified by confidential disclosure schedules made for the purpose of allocating contractual risk amongst the parties as opposed to establishing such matters as facts, and may further be subject to certain standards of materiality applicable to the parties that differ from those applicable to investors. As a result, investors should not rely on the representations, warranties and covenants included in the Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company and its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures. Further, the Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the transactions contemplated by the Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Agreement, as well as in the other filings that the Company makes with the Securities and Exchange Commission (the “SEC”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

On February 25, 2019, the Company issued a press release announcing its entry into the Agreement for the proposed Transaction, a copy of which press release is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

Certain statements made in this Current Report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include risks of disruption to the Company’s business as a result of the public announcement of the Transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, an inability to complete the Transaction due to a failure to obtain the approval of the Company’s stockholders or a failure of any condition to the closing of the Transaction to be satisfied or waived by the applicable party, the extent of, and the time necessary to obtain, the regulatory approvals required for the Transaction, outcome of any litigation that the Company may become subject to relating to the Transaction, an increase in the amount of costs, fees and expenses and other charges related to the Agreement or the Transaction, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, a decline in the market price for the Company’s common stock if the Transaction is not completed, a lack of alternative potential transactions if the Transaction is not completed, volatility or decline of Purchaser’s common stock received by the Company as consideration in the Transaction, limitations on the Company’s ability to sell or otherwise dispose of Purchaser’s stock, risks of being a minority stockholder of Purchaser if the Transaction is completed, disruptions in the Company’s operations from the Transaction that prevent the Company from realizing intended benefits of the Transaction, risks associated with the Company’s inability to identify and realize business opportunities, and undertaking of any such new opportunities, following the Transaction, risks of the Company’s inability to satisfy the continued listing standards of the Nasdaq Stock Market following completion of the Transaction, as well as the other risks and uncertainties identified in filings by the Company with the SEC, including its periodic reports on Form 10-K and Form 10-Q.

Any forward-looking statement speaks only as of the date of this Current Report and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the Transaction, the Company intends to file with the SEC and furnish to the Company’s stockholders a proxy statement, in both preliminary and definitive form, and other relevant documents pertaining to the Transaction. Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the Transaction. Stockholders of the Company may obtain the proxy statement and other relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to 1347 Property Insurance Holdings, Inc., 1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607, Attn: John S. Hill.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Transaction will be set forth in the proxy statement and the other relevant documents to be filed by the Company with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in its definitive proxy statement filed with the SEC on Schedule 14A on April 20, 2018, and in subsequent Section 16 reports.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1*	Equity Purchase Agreement, dated February 25, 2019, by and among FedNat Holding Company, 1347 Property Insurance Holdings, Inc., Maison Managers, Inc., Maison Insurance Company, and ClaimCor, LLC.

99.1	Press Release, dated February 25, 2019, announcing to the Company’s entry into an equity purchase agreement relating to the proposed sale of the Company’s subsidiaries.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and/or exhibits will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Chief Financial Officer